                                                                   EXHIBIT (AE)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 2000-6 Monthly Statement
                      Class A Certificate CUSIP #25466KDA4
                      Class B Certificate CUSIP #25466KDB2

Distribution Date: November 15, 2000           Month Ending:  October 31, 2000

Pursuant to the Series Supplement dated as of June 19, 2000 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.


1.   Payments for the benefit of investors in Series 2000-6 on this Distribution
         Date (per $1000 of Class Initial Investor Interest)
--------------------------------------------------------------------------------

     Series  2000-6                                 Total        Interest      Principal

         Class A      30 days at 6.928130000%  $5.773441667  $5.773441667   $0.000000000

         Class B      30 days at 7.158130000%  $5.965108333   $5.965108333  $0.000000000


2.    Principal Receivables at the end of October, 2000
-------------------------------------------------------
  (a) Aggregate Investor Interest                        $25,266,864,660.67

      Seller Interest                                     $7,841,421,955.70

      Total Master Trust                                 $33,108,286,616.37

  (b) Group One Investor Interest                        $25,266,864,660.67

  (c) Series 2000-6 Investor Interest                       $736,843,000.00

  (d) Class A Investor Interest                             $700,000,000.00

      Class B Investor Interest                              $36,843,000.00


3.    Allocation of Receivables Collected During October, 2000
--------------------------------------------------------------

                                        Finance Charge        Principal         Yield Collections /
                                         Collections         Collections        Additional Funds
  (a) Allocation of Collections between Investors and Seller

      Aggregate Investor Allocation.    $403,038,198.29   $3,825,075,612.83           $0.00

      Seller Allocation:                $125,576,697.41   $1,191,798,605.47           $0.00

  (b) Group One Allocation              $403,038,198.29   $3,825,075,612.83           $0.00

  (c) Series 2000-6 Allocations         $11,731,550.37      $111,339,489.52           $0.00

  (d) Class A Allocations               $11,144,787.84      $105,770,759.14           $0.00

      Class B Allocations                  $586,762.53        $5,568,730.38           $0.00

  (e) Principal Collections as a monthly percentage of Master Trust Receivables
      at the beginning of October, 2000                                                14.88%

  (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
      at the beginning of October, 2000                                                 1.57%

  (g) Total Collections as a monthly percentage of Master Trust Receivables
      at the beginning of October, 2000                                                16.45%

4.    Information Concerning the Series Principal Funding Accounts ("SPFA")
--------------------------------------------------------------------------

                        Deposits into the    Deficit Amount
                        SPFAs on this           on this           SPFA        Investment
                        Distribution Date    Distribution Date   Balance        Income

      Series 2000-6                   $0.00             0.00         $0.00         $0.00

5.    Information Concerning Amount of Controlled Liquidation Payments
----------------------------------------------------------------------
                                                                                  Total Payments
                         Amount Paid on this            Deficit Amount             through this
                          Distribution Date        on this Distribution Date    Distribution Date

      Series 2000-6                 $0.00                        $0.00                   $0.00

6.    Information Concerning the Series Interest Funding Accounts ("SIFA")
--------------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date       SIFA Balance

      Series 2000-6                         $4,261,181.66                    $4,261,181.66

7.    Pool Factors for October, 2000
------------------------------------
      Class A                                                 1.00000000

      Class B                                                 1.00000000

8.    Investor Charged-Off Amount
---------------------------------
                                                            Cumulative Investor
                                           October, 2000   Charged-Off Amount

  (a) Group One                           $119,041,746.05                $0.00

  (b) Series 2000-6                         $3,465,041.89                $0.00

  (c) Class A                               $3,291,735.15                $0.00

      Class B                                 $173,306.74                $0.00

  (d) As an annualized percentage of
      Principal Receivables at the
      beginning of October, 2000                     5.64%                 N/A


9.   Investor Losses for October, 2000
--------------------------------------
                                                             Per $1,000 of Initial
                                                  Total     Series Investor Interest

  (a) Group One                                     $0.00          $0.00

  (b) Series 2000-6                                 $0.00          $0.00

  (c) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for October, 2000
-------------------------------------------------------
                                                           Per $1,000 of Initial
                                                Total     Series Investor Interest

  (a) Group One                                     $0.00          $0.00

  (b) Series 2000-6                                 $0.00          $0.00

  (c) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for October, 2000
-----------------------------------------------------------------------

                                                             Per $1,000 of Initial
                                                  Total     Series Investor Interest
  (a) Group One                                     $0.00          $0.00

  (b) Series 2000-6                                 $0.00          $0.00

  (c) Class A                                       $0.00          $0.00

      Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
---------------------------------------------------------------------

  (a) Group One                                            $42,190,264.36

  (b) Series 2000-6                                         $1,228,071.67

  (c) Class A                                               $1,166,666.67

      Class B                                                  $61,405.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
----------------------------------------------------------------------------

                                                            As a percentage of
                                               Total      Class A Invested Amount

      Series 2000-6 Class B                $92,105,375.00      13.1579%

14.   Total Available Credit Enhancement Amounts
------------------------------------------------
                                                 Shared Amount        Class B Amount

  (a) Maximum Amount on this Distribution Date         $0.00         $55,263,225.00

  (b) Available Amount on this Distribution Date       $0.00         $55,263,225.00

  (c) Amount of Drawings on Credit Enhancement
      on this Distribution Date                        $0.00                  $0.00

  (d) Credit Enhancement Fee on this
      Distribution Date                                                  $38,066.23

15.  Delinquency Summary
------------------------

     Master Trust Receivables Outstanding at the  end of October, 2000      $33,604,245,597.34

                          Delinquent Amount  Percentage of Ending
      Payment Status      Ending Balance     Receivables Outstanding

      30-59 days         $773,103,019.71          2.30%

      60-179 days      $1,415,283,566.26          4.21%

16.  Excess Spread Percentages on this Distribution Date (1)
------------------------------------------------------------

  (a) Group One (2)                               4.90%

  (b) Series 2000-6 (3)                           4.46%

17.  Net Charge-Offs on this Distribution Date (4)

     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of October, 2000        4.95%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:

                                  ----------------------------
                                        Vice President

-------------------------------------------------

 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
      (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
      (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 2000-6 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of June 19, 2000 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 2000-6Master Trust Certificates for the Distribution Date occurring on November 15, 2000:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during October, 2000
     is equal to                                                                                               $5,545,489,114.00

 4.  The aggregate amount of Class A Principal Collections processed during
     October, 2000 is equal to                                                                                   $105,770,759.14

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during October, 2000 is equal to                                                                             $11,144,787.84

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during October, 2000 is equal to                                                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                          $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     October, 2000 is equal to                                                                                     $5,568,730.38

10.  The aggregate amount of Class B Finance Charge Collections processed
     during October, 2000 is equal to                                                                                $586,762.53

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during October, 2000 is equal to                                                             $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                          $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 2000.

Series 2000-6

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer